Exhibit 10.24

UNCONDITIONAL SECURED GUARANTY

This UNCONDITIONAL SECURED GUARANTY (this “Guaranty”) is entered into as of February 20, 2019, by Urovant Sciences, Inc., a Delaware corporation (“Guarantor”) in favor of Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (as defined below) (together with its successors and assigns in such capacity, “Agent”, and together with the Lender, collectively, “Secured Parties” and each a “Secured Party”).

For and in consideration of all extensions of credit, loans and other financial accommodations provided by the Lender to Urovant Sciences Ltd., an exempted company organized under the laws of Bermuda (“Parent”), Urovant Holdings Limited, a private limited company organized under the laws of England and Wales (“Urovant England”) and Urovant Sciences GmbH, a company organized under the laws of Switzerland (“Urovant Switzerland”, and together with Parent, Urovant England, and the other borrowers party to the Loan Agreement from time to time, collectively referred to as “Borrowers” and each, a “Borrower”), which loans were and will be made pursuant to a Loan and Security Agreement among Borrowers, the several banks and other financial institutions or entities from time to time parties thereto (the “Lender”) and Agent, in its capacity as administrative agent and collateral agent for itself and the Lender, dated as of the date hereof (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), Guarantor hereby unconditionally and irrevocably guarantees the prompt and complete payment of all Secured Obligations and Borrowers’ performance of the Loan Agreement and the other Loan Documents according to their terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given them under the Loan Agreement.

Section 1 –  GUARANTEE

1.1If any Borrower does not pay when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, any Secured Obligations now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Secured Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, Guarantor shall upon demand by Agent immediately pay to Agent for the benefit of the Lender such Secured Obligations (“Guarantor Obligations”), and pay all costs and expenses as required under Section 6.1.  This Guaranty is a guaranty of payment when due and not of collectability.

1.2The obligations hereunder are independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against any Borrower or whether any Borrower be joined in any such action or actions.  Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents.

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1.3Agent’s right to (a) renew, extend or otherwise change the terms of the Loan Documents or any part thereof, (b) take security for the payment due under this Guaranty or the Loan Documents, (c) exchange, enforce, waive or release any such security, and (d) apply any security and direct its sale as Agent, in its discretion, chooses, shall not affect the Guarantor’s obligations or liability hereunder.

1.4Guarantor waives any right to require Agent or any Lender to (a) proceed against any Borrower or any other Person; (b) proceed against or exhaust any security held from any Borrower or any other Person; or (c) pursue any other remedy in a Secured Party’s power whatsoever.  A Secured Party may, at its election, exercise, decline or fail to exercise, any right or remedy it may have against any Borrower or any security held by the Secured Party, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder.  Guarantor waives any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or by reason of the cessation from any cause whatsoever of the liability of any Borrower or any other guarantor other than payment in full of the Secured Obligations (other than inchoate indemnity obligations).  Guarantor waives any setoff, defense or counterclaim that any Borrower may have against a Secured Party, other than payment in full of the Secured Obligations (other than inchoate indemnity obligations).  Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against any Borrower.  Until all of the Secured Obligations (other than inchoate indemnity obligations for which no claim has been asserted) have been paid in full, (d) Guarantor shall have no right of subrogation or reimbursement for claims arising out of or in connection with this Guaranty, (e) Guarantor shall have no right of contribution or other rights against any Borrower in connection with the Secured Obligations, (f) Guarantor waives any right to enforce any remedy that a Secured Party now has or may hereafter have against any Borrower, and (g) Guarantor waives all rights to participate in any security now or hereafter held by a Secured Party.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional Indebtedness.  Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of each Borrower and of all other circumstances bearing upon the risk of nonpayment of any Indebtedness or nonperformance of any obligation of each Borrower, warrants to Agent that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Agent shall have no duty to advise Guarantor of information known to Agent regarding such condition or any such circumstances.  Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

1.5If any Borrower becomes insolvent, is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code or reorganization or insolvency laws of any applicable jurisdiction, or if such a petition is filed against any Borrower, and in any such proceeding some or all of any Indebtedness or obligations under the Loan Agreement are terminated or rejected or any obligation of any Borrower is modified or abrogated, or if any Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred until payment in full of the Secured Obligations (other than inchoate indemnity obligations).  This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by a Secured Party upon the insolvency, bankruptcy or reorganization of a Borrower or any other guarantor or otherwise, as though such payment had not been made until payment in full of the Secured Obligations and Guarantor Obligations (in each case, other than inchoate indemnity obligations).

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1.6Any Indebtedness of a Borrower now or hereafter held by Guarantor or any Subsidiary of Guarantor is hereby subordinated to any Indebtedness of a Borrower to any Secured Party; and such Indebtedness of a Borrower to Guarantor or to any Subsidiary of Guarantor shall be collected, enforced and received by Guarantor (or Guarantor shall cause such Subsidiary to collect, enforce and receive, as applicable) as trustee for the Secured Party and, except to the extent such Indebtedness is permitted to be paid to Guarantor under the Loan Agreement, be paid over to Agent on account of the Indebtedness of such Borrower to the Secured Party but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

Section 2 –  GRANT OF SECURITY INTEREST

2.1Guarantor hereby grants Agent, for the ratable benefit of the Lender, to secure the payment and performance in full of all of the Guarantor Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lender, the following personal property whether now owned or hereafter acquired (collectively, the “UCC Collateral”):  (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and (j) all other tangible and intangible personal property (other than Intellectual Property) of Guarantor whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Guarantor and wherever located, and any of Guarantor’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the UCC Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the UCC Collateral shall automatically, and effective as of the date of this Guaranty, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.

2.2Notwithstanding the broad grant of the security interest set forth in Section 2.1, above, the UCC Collateral shall not include (i) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC) or (ii) any Excluded Accounts.

2.3If this Guaranty is terminated, Agent’s Lien in the UCC Collateral shall continue until the Secured Obligations and the Guarantor Obligations (in each case, other than inchoate indemnity obligations) are repaid in full in cash.  At such time, the UCC Collateral shall be released from the Liens created hereby, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Agent and Guarantor hereunder shall terminate. Agent shall execute such documents, return any UCC Collateral held by Agent hereunder and take such other steps as are reasonably necessary to accomplish the foregoing, all at the Guarantor’s sole cost and expense.

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2.4Guarantor hereby authorizes Agent to file financing statements or take any other action required to perfect Agent’s security interests in the UCC Collateral, without notice to Guarantor, with all appropriate jurisdictions to perfect or protect Agent’s interest or rights under the Guaranty.

Section 3 –  REPRESENTATIONS AND WARRANTIES

3.1Guarantor hereby represents and warrants to Agent on the date of this Guaranty and on each date that any representations are repeated under the Loan Agreement that:

(a)The representations and warranties set forth in Section 5 of the Loan Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties that are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct (after giving effect to any such qualification therein) in all respects as of such date, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Agent shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein, provided that each reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 3.1(a), be deemed to be a reference to such Guarantor’s knowledge; and

(b)the pledge, grant of a security interest in, and delivery of the UCC Collateral pursuant to this Guaranty, will create a valid first priority Lien (subject only to Permitted Liens) on and in the UCC Collateral, and the proceeds thereof, securing the payment of the Guarantor Obligations.

Section 4 –  COVENANTS

4.1Guarantor shall execute any further instruments and take further action as Agent or any Lender reasonably requests to perfect or continue Agent’s Lien in the UCC Collateral or to effect the purposes of this Guaranty.

Section 5 –  EVENTS OF DEFAULT

5.1Upon the occurrence and during the continuation of an Event of Default, Agent shall have all of the rights of a secured party under the UCC with respect to the UCC Collateral.  Guarantor’s obligations hereunder are not limited to the UCC Collateral or any exercise by Agent of rights and remedies against the same, and Agent may pursue any other available rights and remedies against Guarantor, whether hereunder, at law or otherwise, without resort to the UCC Collateral if Agent deems it in its best interests and the best interests of the Lender to do so.

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5.2During the existence and continuation of an Event of Default,

(a)Agent may, to the extent permitted by applicable law, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Agent in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the UCC Collateral in such order as Agent may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, either for cash or upon credit or for future delivery.  Agent may be the purchaser of any or all UCC Collateral so sold and hold the same thereafter in its own right free from any claim of Guarantor or right of redemption.  To the extent permitted by applicable law, demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived.  Any sale hereunder may be conducted by any officer or agent of Agent; and

(b)Agent shall have all of the rights of a secured party under the UCC with respect to the UCC Collateral.  Guarantor’s obligations hereunder are not limited to the UCC Collateral or any exercise by Agent of rights and remedies against the same, and Agent may pursue any other available rights and remedies against any Guarantor, whether hereunder, at law or otherwise, without resort to the UCC Collateral if Agent deems it in its best interests and the best interests of the Lender to do so.

5.3During the existence and continuation of an Event of Default, the proceeds of the sale of any of the UCC Collateral and all sums received or collected by Agent from or on account of such UCC Collateral under Section 5.2 shall be applied by Agent to the payment of expenses incurred or paid by Agent in connection with any sale, transfer or delivery of the UCC Collateral, to the payment of any other costs, charges, attorneys’ fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part hereof, all in such order and manner as Agent in its discretion may determine.

5.4Upon the transfer by Agent and/or the Lender of all or any part of the Secured Obligations and Guarantor Obligations pursuant to the terms of the Loan Agreement and this Guaranty, respectively, Agent and/or the Lender may transfer all or any part of the UCC Collateral to the transferee of the Secured Obligations and shall be fully discharged thereafter from all liability and responsibility with respect to such UCC Collateral so transferred, and the transferee shall be vested with all the rights and powers of Agent and/or the Lender hereunder with respect to such UCC Collateral so transferred; but with respect to any UCC Collateral not so transferred, the Secured Party shall retain all rights and powers hereby given.

Section 6 –  MISCELLANEOUS

6.1Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by any Secured Party in the enforcement of this Guaranty or any other Loan Document.  This Guaranty is in addition to the guaranties of any other guarantors of the Secured Obligations.

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6.2Governing Law.  This Guaranty has been negotiated and delivered to Agent in the State of California, and shall have been accepted by Agent in the State of California.  Payment to Agent and Lender by Guarantor of the Guarantor Obligations is due in the State of California.  This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

6.3Consent to Jurisdiction and Venue.  All judicial proceedings (to the extent that the reference requirement of Section 6.4 is not applicable) arising in or under or related to this Guaranty may be brought in any state or federal court located in the State of California.  By execution and delivery of this Guaranty, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty.  Service of process on any party hereto in any action arising out of or relating to this Guaranty shall be effective if given in accordance with the requirements for notice set forth in Section 6.6, and shall be deemed effective and received as set forth in Section 6.6.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

6.4Mutual Waiver of Jury Trial / Judicial Reference.

6.4.1Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF GUARANTOR AND AGENT SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY GUARANTOR AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST GUARANTOR.  This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrowers, Guarantor and Lender; Claims that arise out of or are in any way connected to the relationship among Borrowers, Guarantor, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Guaranty.

6.4.2If the waiver of jury trial set forth in Section 6.4.1 is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

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6.4.3In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 6.3, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

6.5Continuing Guaranty; Successors and Assigns. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations and Guarantor Obligations (in each case, other than inchoate indemnity obligations), (b) be binding upon each Guarantor, its successors and permitted assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, permitted transferees and permitted assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Term Commitment, the Loan owing to it and any promissory note(s) held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in and permitted by Section 11.7 of the Loan Agreement.  Guarantor may not transfer, pledge or assign this Guaranty or any rights or obligations under it without Agent’s prior written consent.

6.6Notice.  Any notice required to be given hereunder shall be in the manner specified in Section 11 of the Loan Agreement, and to the address listed on the signature page(s) hereto.

6.7Severability of Provisions.  Each provision of this Guaranty is severable from every other provision in determining the enforceability of any provision.

6.8Correction of this Guaranty.  Agent may correct patent errors and fill in any blanks in this Guaranty consistent with the agreement of the parties.

6.9Amendments in Writing; Integration.  No amendment, modification, termination or waiver of any provision of this Guaranty, no approval or consent thereunder, or any consent to any departure by Guarantor or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Guarantor and Agent.  This Guaranty represents the entire agreement about this subject matter and supersedes prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Guaranty merge into this Guaranty.

6.10Counterparts.  This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Guaranty.  Delivery of an executed counterpart of a signature page of this Guaranty by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

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6.11Survival.  All covenants, representations and warranties made in this Guaranty continue in full force and effect until this Guaranty has terminated pursuant to its terms and all Secured Obligations and Guarantor Obligations (in each case, other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Guaranty) have been satisfied.  So long as Borrowers and Guarantor have satisfied the Secured Obligations and Guarantor Obligations, respectively (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Guaranty), this Guaranty shall be deemed terminated, subject to Section 1.5.  Those obligations that are expressly specified in this Guaranty as surviving this Guaranty’s termination shall continue to survive notwithstanding this Guaranty’s termination.

[Signature begins on next page.]

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Unconditional Secured Guaranty as of the day and year first above written.

Guarantor:

URovant Sciences, Inc.

By:	/s/ Keith A. Katkin
Name:	Keith A. Katkin
Title:	Chief Executive Officer

Address:

Urovant Sciences, Inc.
Attention:	Bryan E. Smith, General Counsel
5151 California Avenue, Suite 250
Irvine, California 92617

Agent:

HERCULES CAPITAL, INC.

By:	/s/ Zhuo Huang
Name:	Zhuo Huang
Title:	Associate General Counsel

Address:

HERCULES CAPITAL, INC.
Legal Department
Attention:	Chief Legal Officer, Kristen C. Kosofsky
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

[Signature Page to Unconditional Secured Guaranty (Urovant/Hercules)]